WARRANT PURCHASE AGREEMENT


                                     BETWEEN


                          CREATIVE HOST SERVICES, INC.


                                       AND


                                 ING CAPITAL LLC








                          Dated as of January 17, 2003

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----
RECITALS:                                                                     1
SECTION  1.     Definitions                                                   1
SECTION  2.     Purchase  and  Sale  of  Warrants;  Closing                   7
SECTION  3.     Investment  Representations                                   7
SECTION  4.     Conditions  Precedent                                         7
SECTION  5.     Warranties,  etc.                                             9
(a)     Credit  Agreement  Warranties                                         9
(b)     Power,  Authority,  etc.                                              9
(c)     Due  Authorization                                                    9
(d)     Validity,  etc.                                                       9
(e)     Capitalization  and  Ownership  of  the  Company                      9
(f)     Authorization  and  Issuance  of  Warrants                           10
(g)     Securities  Laws                                                     10
(h)     No  Integration  of  Issue                                           10
SECTION  6.     Covenants                                                    10
(a)     Financial  and  Business  Information                                11
(b)     Information                                                          11
(c)     Maintenance  of  Corporate  Existence,  etc.                         12
(d)     Maintenance  of  Books  and  Records                                 12
(e)     Inconsistent  Agreements                                             12
(f)     Organic  Documents                                                   12
(g)     Transactions  with  Affiliates                                       12
(h)     Issuance  of  Additional  Rights,  Options  and  Warrants            13
(i)     Antitakeover  Statutes                                               13
(j)     Governmental  Approvals                                              13
(k)     Cash  Distributions  and  Dividends                                  13
SECTION  7.     Warrant  Certificates                                        13
SECTION  8.     Execution  of  Warrant  Certificates                         13
SECTION  9.     Registration                                                 14
SECTION  10.     Registration  of  Transfers  and  Exchanges                 14
SECTION  11.     Exercise  of  Warrants;  Conversion  of  Warrants           17
SECTION  12.     Payment  of  Taxes                                          18
SECTION  13.     Mutilated  or  Missing  Warrant  Certificates               18
SECTION  14.     Reservation  of  Warrant  Shares.                           18
SECTION  15.     Adjustment of Exercise Price and Number of Warrant
                 Shares Issuable                                             19
(b)     Adjustment  for  Common  Stock  Issues                               19
(c)     Adjustment  for  Convertible  Securities  Issues                     20
(d)     Adjustment  for  Right,  Option  and  Warrant  Issues                21
(e)     Consideration  Received                                              22
(f)     Reorganization  of  the  Company.                                    23
(g)     Adjustment  in  Number  of  Shares.                                  24
(h)     Special Adjustment in Respect of Exercise of Eight-Dollar Option
        Securities.                                                          24
SECTION  16.      Determination  of  Fair  Market  Value  per  Share         25
SECTION  17.      Fractional  Interests                                      25
SECTION  18.      Notice  to  Warrant  Holders                               26
SECTION  19.      Tag-Along  Rights;  Limitation  on  Put  Rights            27
SECTION  20.      Notices                                                    28
SECTION  21.      Costs  and  Expenses                                       29
SECTION  22.      Indemnification                                            29
SECTION  23.      Successors                                                 30
SECTION  24.      Termination                                                30
SECTION  25.      Governing  Law                                             30
SECTION  26.      Benefits  of  this  Agreement                              31
SECTION  27.      Counterparts                                               31
SECTION  28.      Amendments;  Waiver                                        31
SECTION  29.      Waiver  of  Jury  Trial                                    31
SECTION  30.      Jurisdiction                                               31
SECTION  31.      Specific  Performance                                      32
SECTION  32.      Confidentiality                                            32
SECTION  33.      Entire  Agreement                                          33
SECTION  34.      Severability                                               33

                           WARRANT PURCHASE AGREEMENT
                           --------------------------


     THIS WARRANT PURCHASE AGREEMENT (this "Agreement") is made and entered into as of January 17, 2003 by and between CREATIVE HOST SERVICES, INC., a California corporation (the "Company"), and ING CAPITAL LLC, a Delaware limited liability company (the "Purchaser").


                              W I T N E S S E T H:
                              -------------------


RECITALS:
--------

          A. Simultaneously herewith, Purchaser is entering into a Credit Agreement, dated of even date herewith, by and among Company, Purchaser as lender (Purchaser and any subsequent lender under the Credit Agreement, a "Lender" and collectively the "Lenders"), and Purchaser as agent for the Lenders, pursuant to which Purchaser has agreed, upon the terms and subject to the conditions set forth therein, to make Loans from time to time to the Borrower and to cause the issuance of Letters of Credit from time to time for the account of the Borrower and its Subsidiaries;

          B. It is a condition precedent to the making of the initial Loans by Purchaser pursuant to the Credit Agreement and the issuance of the initial Letters of Credit that the Company agree to issue to the Purchaser warrants initially exercisable for 452,050 shares of common stock, no par value, of the Company for an initial exercise price of $1.87 per share; and

         C. The Purchaser and the Company desire to set forth in this Agreement the terms and provisions of such warrants and the conditions to the issuance and sale of such warrants to the Purchaser;

     NOW, THEREFORE, in consideration of the premises and the agreements herein set forth and to induce Purchaser to proceed with the transactions contemplated by the Credit Agreement, the parties hereto, intending to be legally bound, hereby agree as follows

     SECTION 1. Definitions. Capitalized terms appearing herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement (irrespective of whether the Credit Agreement is in effect or has been terminated). The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     "Affiliate" of any Person means any other Person which, directly or indirectly, controls or is controlled by or under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power:

     (i) to vote 5% or more of the securities having ordinary voting power for the election of directors of such Person; or

     (ii) to direct or cause the direction of the management or policies of such Person whether by contract or otherwise;

provided that no Lender shall be deemed to constitute an Affiliate of the Company solely by virtue of holding Warrants or Warrant Shares.

     "Agreement" means this Warrant Purchase Agreement as in effect on the date hereof and as hereafter amended, supplemented, restated or otherwise modified.

     "Business Day" means any day which is neither a Saturday, a Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York.

     "Change  in  Control"  shall  have  the  meaning  set  forth  in the Credit
Agreement.

     "Closing" means the closing of the sale and purchase of the Warrants as contemplated hereby.

     "Closing  Date"  means  January  17,  2003,  the  date  of  the  Closing.

     "Common Stock" means shares now or hereafter authorized of any class of common stock of the Company and any other capital stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets upon voluntary or involuntary liquidation, dissolution or winding up of the Company or in the earnings of the Company without limit as to per share amount, and shall include, without limitation, the presently authorized 20,000,000 shares of Common Stock, no par value per share.

     "Company"  is  defined  in  the  Preamble.

     "Conversion  Right"  is  defined  in  Section  11(b).

     "Convertible  Securities"  is  defined  in  Section  15(c).

     "Credit Agreement" means the Credit Agreement, dated as of even date herewith, by and among the Company, Purchaser and any other Lenders, and Purchaser as agent for the Lenders, as in effect on the date hereof and hereafter amended, supplemented, restated or otherwise modified.

     "Eight-Dollar Option Securities" means Option Securities issued by the Company and outstanding on the Closing Date having an exercise price equal to or greater than $8.00 per share of Common Stock.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     "Excluded Shares" means (i) shares of Common Stock to be issued upon exercise or conversion of the Warrants and (ii) shares of Common Stock issuable upon exercise or conversion of any Eight-Dollar Option Securities.

     "Exercise Price" means $1.87 per share of Common Stock issuable upon exercise of the Warrants, as adjusted from time to time in accordance with this Agreement.

     "Fair Market Value per Share" means the fair market value of a share of Common Stock of the Company, and shall be equal to (A) as long as the Company constitutes a Public Company and shares of Common Stock are traded on a national securities exchange or quoted in a national inter-dealer quotation system, the Quoted Price for Common Stock on the trading day immediately preceding the date of determination and (B) otherwise the quotient of (x) the fair market value of the Company and its Subsidiaries taken as a whole on the date of determination, taking into account all the factors relevant thereto, including, without limitation, the highest of the prices that could be obtained from an arms'-length sale without time constraints of (1) all or substantially all of the assets of the Company and the Subsidiaries subject to or after satisfaction of all liabilities of the Company and the Subsidiaries or (2) all of the Fully Diluted Shares, whether by stock sale, merger, consolidation or otherwise, divided by (y) the number of Fully Diluted Shares on the date of determination. In no event shall the Fair Market Value per Share be reduced or discounted on the basis that any securities to be valued on the basis of such Fair Market Value per Share may represent the right to acquire a minority interest in the Company or may not be freely transferable under federal or state securities laws, or for any other reason. The Fair Market Value per Share shall be determined as provided in Section 16.

     "Fully Diluted Shares" means, as of any date of determination, the number of shares of Common Stock of the Company equal to the sum of (i) the number of shares of Common Stock outstanding on such date of determination, plus (ii) the number of Warrant Shares receivable upon conversion of all outstanding Warrants as of such date of determination pursuant to Section 11(b), plus (iii) the number of shares of Common Stock that would be issued in respect of all Option Securities and Convertible Securities of the Company (other than Eight-Dollar Option Securities) outstanding and immediately exercisable or convertible as of such date of determination if such Option Securities or Convertible Securities were to be converted into shares of Common Stock in accordance with the following formula:

     X  =  Y  (A  -  B)
           ------------
                 A

where:    X     =     the number of shares to be issued to the holders of such
                      Option Securities or Convertible Securities;

          Y     =     the number of shares for which such Option Securities or
                      Convertible Securities are exercisable or convertible;

          A     =     the Fair Market Value per Share as of the date of
                      determination; and

          B     =     the exercise or conversion price for such Option
                      Securities or Convertible Securities;

provided, however, that the term "Fully Diluted Shares" as used in the definition of Fair Market Value per Share shall mean the number of issued and outstanding shares of Common Stock plus the number of Warrant Shares purchasable and receivable upon exercise of the rights represented by the Warrant Certificates pursuant to Section 11(a).

     "Fiscal  Quarter"  means  any  quarter  of  a  Fiscal  Year.

     "Fiscal Year" means each twelve-month accounting period of the Company ending December 31 of any calendar year.

     "GAAP" means generally accepted accounting principles in effect from time to time in the United States.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Holders" means, collectively, Purchaser and any subsequent registered holders, from time to time, of Warrant Securities.

     "Indemnified  Liabilities"  is  defined  in  Section  22.

     "Indemnified  Parties"  is  defined  in  Section  22.

     "Lien"  shall  have  the  meaning  set  forth  in  the  Credit  Agreement.

     "Lender"  is  defined  in  Recital  A.

     "Obligations" means all obligations of the Company with respect to the repayment or performance of any obligations (monetary or otherwise) of the Company arising under or in connection with the Credit Agreement or the other "Loan Documents" (as such term is defined in the Credit Agreement) and the Warrant Documents.

     "Offer"  is  defined  in  Section  19(a).

     "Offer  Notice"  is  defined  in  Section  19(a).

     "Option  Securities"  is  defined  in  Section  15(d).

     "Organic Document" means, relative to any Person, its articles or certificate of incorporation or organization or certificate of limited partnership or organization, its bylaws, partnership or operating agreement or other organizational documents, and all stockholders agreements, voting trusts and similar arrangements applicable to any of its Stock or partnership interests or other ownership interests, in each case, as amended.

     "Person" means any natural person, corporation, partnership, limited liability company, firm, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

     "Preferred Stock" means shares hereafter authorized of any class of capital stock of the Company other than Common Stock.

     "Prospective  Purchaser" shall have the meaning set forth in Section 19(a).

     "Public Company" means a company (i) which is subject to the reporting requirements of Section 15(d) of the Exchange Act, or (ii) any of whose securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act.

     "Purchaser"  is  defined  in  the  Preamble.

     "Quoted Price" of Common Stock for each day means the last reported sales price of Common Stock on such day as reported by NASDAQ or NASDAQ Small Cap or, if Common Stock is listed on a national securities exchange, the last reported sales price of Common Stock on such exchange (which shall be consolidated trading if applicable to such exchange) on such day, or if not so reported or listed, the average of the last reported bid and ask prices of Common Stock on such day, in each case as appropriately adjusted for any stock splits or reverse stock splits occurring after the Closing Date.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated of even date herewith, between the Company and the Purchaser, as in effect on the date hereof and as hereafter amended, supplemented, restated or otherwise modified.

     "Regulatory Approval" means each and every approval, consent, filing and registration by or with any federal, state or other regulatory authority (domestic or foreign) necessary to authorize or permit the execution, delivery or performance of this Agreement or any other Warrant Document, for the validity or enforceability hereof or thereof or for the consummation of the transactions contemplated hereby or thereby.

     "Required Holders" means Holders holding at least 66-2/3% of the Warrant Securities outstanding (treating all Warrants as fully exercised for the Warrant Shares to which Holders would be entitled upon exercise of such Warrants) or, if any matter affects the interest of less than all of the Holders, then Holders holding at least 66-2/3% of the Warrant Securities so affected, as the context may require.

     "SEC"  means  the  United  States  Securities  and  Exchange  Commission.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Securities  Legend"  is  defined  in  Section  10(d).

     "Stock"  means  any  capital  stock  of  the  Company.

     "Subsidiary" of any corporation means any other corporation, partnership or limited liability company of which greater than 50% of the outstanding shares of Stock or other ownership interests having ordinary voting power for the election of directors (or others serving equivalent functions) is owned directly or indirectly by such corporation. Except as otherwise indicated herein, references to Subsidiaries shall refer to Subsidiaries of the Company.

     "Substitute  Securities"  is  defined  in  Section  15(f).

     "Transfer  Agent"  is  defined  in  Section  14.

     "Warrant Certificates" means the certificates evidencing the Warrants in the form of Exhibit A.

     "WarrantDocuments" means, collectively, this Agreement, the Warrants, the Registration Rights Agreement and any other document, instrument or agreement executed or delivered in connection with any of the foregoing to which the Company is a party, but excluding the Credit Agreement and the other "Loan Documents" (as such term is defined in the Credit Agreement).

     "Warrant Securities" means, collectively, the Warrants and Warrant Shares.

     "Warrant Shares" means the securities which a Holder may acquire upon exercise or conversion of a Warrant, together with any other securities which such Holder may acquire on account of any such Warrant Shares whether upon the making or paying of any dividend or other distribution on Common Stock, upon any split-up of such Common Stock, upon a recapitalization, merger, consolidation, share exchange, reorganization or other transaction or series of related transactions in which shares of Common Stock are changed into or exchanged for securities of another corporation, upon exercise of any preemptive right (or the exercise or conversion of any security which such Holder may acquire in connection with the exercise of any preemptive right) with respect to any such Common Stock or otherwise.

     "Warrants"  is  defined  in  Section  2.

     (b) Terms Defined in Credit Agreement. Capitalized terms appearing herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement (irrespective of whether the Credit Agreement is in effect or has been terminated).

     (c) Cross-References. Unless otherwise specified, references in this Agreement to any Article or Section are references to such Article or Section of this Agreement, and unless otherwise specified, references in any Article, Section or definition to any clause or subsection are references to such clause or subsection of such Section, Article or definition.

     SECTION 2. Purchase and Sale of Warrants; Closing. Subject to the funding of the Loans by Purchaser pursuant to the Credit Agreement, the Company hereby agrees to sell to the Purchaser and, subject to the provisions of Section 4, the Purchaser hereby agrees to purchase from the Company, for an aggregate purchase price of $1.00 and other good and valuable consideration, all of which shall be deemed to have been received by the Company upon the funding of the initial Loans under the Credit Agreement, warrants to purchase 452,050 shares of Common Stock of the Company for an initial exercise price of $1.87 per share (together with any warrants issued in substitution or replacement therefore, the "Warrants"). The sale and purchase of the Warrants shall take place at the Closing at the offices of King & Spalding, 1185 Avenue of the Americas, New York, NY 10036, at 10:00 a.m. on January 17, 2003, or such other place and time as may be agreed upon by the Purchaser and the Company. At the Closing, the Company will deliver to the Purchaser, upon payment therefor, Warrant Certificates in the form of Exhibit A evidencing the Warrants to be purchased by the Purchaser in such denomination or denominations as the Purchaser may request and registered in its name or the name of its nominee and dated the Closing Date.

SECTION 3. Investment Representations. Purchaser represents and warrants that it is purchasing the Warrants and any Warrant Shares issuable upon exercise or conversion of the Warrants for its own account, for investment purposes and not with a view to the distribution thereof; provided, however, that the foregoing representation shall not be construed as imposing any limitation on the Purchaser's right to transfer any of the Warrants or Warrant Shares that is not otherwise expressly set forth in the Warrant Documents or required under applicable law. Purchaser represents and warrants that, as of the date hereof, Purchaser qualifies as an "accredited investor" as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

SECTION 4. Conditions Precedent. The obligation of the Purchaser to purchase the Warrants on the Closing Date pursuant to Section 2 hereof shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 4, except as the Purchaser shall otherwise consent:

     (a) the accuracy of the representations and warranties set forth in this Agreement and in the other Warrant Documents in all material respects;

     (b) the compliance by the Company in all material respects with all covenants and agreements required to be performed by it under the Warrant
Documents  and  the  Loan  Documents  on  or  prior  to  the  Closing;

     (c)     the  satisfaction  of  all of the conditions precedent set forth in
Article  4  of  the  Credit  Agreement;

     (d) Purchaser's receipt of Warrant Certificates registered in Purchaser's name (or in the name of a nominee of Purchaser) evidencing the Warrants;

     (e) Purchaser's receipt of the Registration Rights Agreement with respect to the Warrants, in form and substance satisfactory to Purchaser, duly executed and delivered by the Company and dated the Closing Date;

     (f) Purchaser's receipt of a copy of the Company's articles of incorporation, including provisions reasonably satisfactory to the Purchaser relating to the Company's capital structure, certified as of a recent date by the Secretary of State of the State of California;

     (g) Purchaser's receipt of a certificate of the secretary or an assistant secretary of the Company, together with true and correct copies of the bylaws and resolutions of the Board of Directors and, to the extent necessary, the stockholders of the Company authorizing or ratifying the execution, delivery and performance of this Agreement and the other Warrant Documents, and authorizing the creation and issuance of the Warrants and the Warrant Shares; and setting forth the names of the officers of the Company authorized to execute this Agreement and the other Warrant Documents, together with a specimen of the true signatures of each such authorized officer;

     (h) Purchaser's receipt of certified copies of all documents evidencing any other necessary corporate action, consents and governmental approvals or filings (if any) with respect to this Agreement and the other Warrant Documents;

     (i) Purchaser's receipt of an opinion, dated the Closing Date, from Mike Zybala, counsel to the Company, in form and substance satisfactory to Purchaser and its counsel, and covering such matters as the Purchaser may request;

     (j) All proceedings taken in connection with the transactions contemplated by this Agreement and the other Warrant Documents shall be satisfactory in form and substance to Purchaser and its counsel, and Purchaser and its counsel shall have received copies (executed or certified as may be appropriate) of all documents, instruments and agreements which Purchaser or its counsel may request in connection with the consummation of such transactions.

     SECTION 5. Warranties, etc. In order to induce Purchaser to enter into this Agreement, to engage in the transactions contemplated herein and in the other Warrant Documents and to purchase the Warrants hereunder, the Company represents and warrants unto Purchaser as set forth in this Section 5, each and all of which representations and warranties are made as of the Closing Date and shall survive the execution and delivery of this Agreement and the Closing:

     (a) Credit Agreement Warranties. Each of the representations and warranties of the Company set forth in the Credit Agreement is true and correct.

     (b) Power, Authority, etc. The Company has full power and authority to enter into and perform its obligations under this Agreement and each of the other Warrant Documents.

     (c) Due Authorization. The execution and delivery by the Company of this Agreement and each of the other Warrant Documents, the performance by the Company of its obligations hereunder and thereunder and the issuance of the Warrants hereunder by the Company have been duly authorized by all necessary corporate action, do not require any Regulatory Approval (except those Regulatory Approvals already obtained), do not and will not conflict with, result in any violation of, or constitute any default under, any provision of any Organic Document of the Company or any Subsidiary, any agreement or instrument to which the Company or any of it's Subsidiaries is a party or by which it or any of its property is bound, or any law or governmental regulation or court decree or order and will not result in or require the creation or imposition of any lien on any of the Company's or any Subsidiary's properties pursuant to the provisions of any such agreement or instrument. No vote (including any vote under the rules of any securities exchange or trading system or market on which any of the Company's securities are listed or traded) on the part of the stockholders of the Company, other than those which have been obtained, is required to approve or authorize any of the transactions contemplated by this Agreement, any of the other Warrant Documents or any of the Loan Documents or the authorization of the issuance of Warrant Securities or any shares of capital stock to be issued pursuant to the Loan Documents. None of the transactions contemplated by this Agreement, any of the other Warrant Documents or any of the Loan Documents (including the issuance of the Warrant Securities or any shares of capital stock to be issued pursuant to the Loan Documents) will give rise to any payment or the acceleration of any obligation (whether with or without the passage of time or upon the occurrence of any event) to any director, officer or employee of the Company or any Subsidiary.

     (d) Validity, etc. This Agreement and each of the other Warrant Documents constitutes the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject to (i) the effect of any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally; and (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

     (e) Capitalization and Ownership of the Company. The authorized capital stock of the Company consists of 200,000,000 shares of Common Stock, 8,006,210 shares of which are outstanding on the Closing Date. The record and, to the best knowledge of the Company, beneficial ownership of the outstanding capital stock of the Company as of the Closing Date is set forth in Exhibit B. All such outstanding shares are duly authorized, validly issued, fully paid and nonassessable, and are not, and will not have been, issued in violation of any preemptive rights. No issued, no authorized but unissued and no treasury shares of capital stock of the Company are subject to any preemptive right, option, warrant, right of conversion or purchase or any similar right issued or granted by the Company or, to the best knowledge of the Company, by any of its shareholders. Except as set forth in Section 19, there are no agreements or understandings with respect to the voting, sale or transfer of any shares of capital stock of the Company to which the Company or, to the best knowledge of the Company, any of its shareholders is a party.

     (f) Authorization and Issuance of Warrants. The issuance of the Warrants has been duly authorized and, upon delivery to Purchaser of the Warrant Certificates therefor in accordance with the terms hereof, the Warrants will have been validly issued and fully paid and nonassessable, free and clear of all Liens and the issuance thereof will not give rise to any preemptive rights. The issuance of the shares of Common Stock upon exercise or conversion of the Warrants has been duly authorized and, when issued upon exercise or conversion of the Warrants in accordance with the terms hereof, such shares will have been validly issued and fully paid and nonassessable. 452,050 shares of Common Stock have been duly reserved for issuance upon the exercise or conversion of the Warrants. Except as set forth in the Registration Rights Agreement, no Person has the right to demand or any other right to cause the Company to file any registration statement under the Securities Act relating to any securities of the Company or any right to participate in the any such registration.

     (g) Securities Laws. In reliance on the investment representations contained in Section 3, the offer, issuance, sale and delivery of the Warrants to the Purchaser as provided in this Agreement, and the issuance and delivery of Common Stock upon the exercise or conversion of the Warrants by the Purchaser, are and will be exempt from the registration requirements of the Securities Act and all applicable state securities laws, as such laws are currently in effect.

     (h) No Integration of Issue. Neither the Company nor any Person authorized or employed by the Company as agent, broker or otherwise in connection with the offering of the Warrants has offered the Warrants for sale to, or solicited any offers to buy the Warrants from, or otherwise approached or negotiated or communicated in respect thereof with, anyone other than Purchaser. Neither the Company nor any Person acting on behalf of the Company will sell or offer any class of securities to, or solicit any offers to buy any class of securities from, or otherwise approach, negotiate or communicate in respect thereof with, any Person so as to require the registration of the Warrants under the Securities Act or any applicable state securities laws.

     SECTION 6. Covenants. The Company agrees with each Holder that, until the termination of this Agreement pursuant to Section 24, the Company will perform the obligations set forth in this Section 6:

     (a) Financial and Business Information. The Company will furnish, or will cause to be furnished, to each Holder copies of the following financial statements, reports and information:

     (i) promptly when available and in any event within ninety (90) days after the close of each Fiscal Year, a consolidated and consolidating balance sheet at the close of such Fiscal Year, and related consolidated and consolidating statements of income and cash flows for such Fiscal Year, of the Company and its Subsidiaries (with comparable information at the close of and for the prior Fiscal Year), certified (in the case of consolidated statements) without qualification by Deloitte & Touche, L.L.P. or other nationally recognized independent public accountants, together with a report containing management's discussion and analysis of financial condition and results of operation of the Company and its Subsidiaries (delivery to the Holders of an annual report on Form 10-K filed under the Exchange Act for such Fiscal Year shall satisfy the requirements of this clause (a)(i) with respect to such Fiscal
Year);

     (ii) promptly when available and in any event within forty-five (45) days after the close of each calendar month of each Fiscal Year, consolidated and consolidating balance sheets at the close of each calendar month, and consolidated and consolidating statements of operations, retained earnings, and cash flows for such month and for the period commencing at the close of the previous month and ending with the close of such month, of the Company and its Subsidiaries (with comparable information at the close of and for the corresponding month of the prior Fiscal Year and for the corresponding portion of such prior Fiscal Year), certified by the chief financial or executive officer of the Company (delivery to the Holders of a quarterly report on Form 10-Q filed under the Exchange Act with respect to any Fiscal Quarter will satisfy the requirements of this clause (a)(ii) with respect to such Fiscal Quarter);

     (iii) within forty-five (45) days after the close of each Fiscal Quarter, a brief report containing management's discussion and analysis of the financial condition and results of operations of the Company and its Subsidiaries (including a discussion and analysis of any changes compared to prior results); and

     (iv) promptly upon the sending or filing thereof, copies of all reports that the Company sends to its security holders generally, and copies of all reports and registration statements that the Company or any of its Subsidiaries files with the SEC or any national securities exchange.

     (b)     Information.  Company  shall  provide  the  following:

     (i) Filings. The Company will file with the SEC on or before the required date all regular or periodic reports required pursuant to the Exchange Act and deliver to each Holder, promptly upon its becoming available, one copy of each report, notice or proxy statement sent by the Company to its stockholders generally, and of each regular or periodic report filed pursuant to the Exchange Act and any registration statement, prospectus or written communication (other than transmittal letters) pursuant to the Securities Act filed by the Company with (i) the SEC or (ii) any national securities exchange; and

     (ii) Rule 144. The Company will use its best efforts to make publicly available information concerning the Company sufficient to allow any Holder to dispose of all or a portion of the Warrant Securities pursuant to Rule 144 (or any successor provision) promulgated by the SEC under the Securities Act.

     (c) Maintenance of Corporate Existence, etc. The Company will cause to be done at all times all things necessary to maintain and preserve the corporate existence of the Company and its Subsidiaries

     (d) Maintenance of Books and Records. The Company will, and will cause each Subsidiary to, keep books and records reflecting all of its business affairs and transactions in accordance with GAAP.

     (e) Inconsistent Agreements. The Company will not, and will not permit any Subsidiary to, enter into any agreement containing any provision which would be violated or breached by the issuance of the Warrants or the Warrant Shares or by the performance by the Company or any Subsidiary of its obligations under this Agreement or under any other Warrant Documents.

     (f) Organic Documents. The Company shall not permit to occur any amendment, alteration or modification to its Organic Documents, as constituted on the date hereof, the effect of which would be to alter, impair or materially adversely affect either the rights and benefits of Purchaser or the Holders or the duties and obligations of the Company under this Agreement and the other Warrant Documents.

     (g) Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into, or cause, suffer or permit to exist:

     (i) any arrangement or contract with any of its Affiliates of a nature customarily entered into by Persons which are Affiliates of each other
(including management or similar contracts or arrangements relating to the allocation of revenues, expenses or otherwise) requiring any payments to be made by the Company or any of its Subsidiaries to any Affiliate, other than any arrangement solely among the Company and its wholly-owned Subsidiaries; and

     (ii) any other transaction, arrangement or contract with any of its Affiliates which is on terms which are less favorable than are obtainable in a transaction from any Person which is not one of its Affiliate.

     (h) Issuance of Additional Rights, Options and Warrants. The Company shall not issue any rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities), whether or not the right to exercise such rights, options or warrants or to convert or exchange such Convertible Securities is immediately exercisable or is conditioned upon the passage of time, an occurrence or non-occurrence of some other event, or both; provided, however, that the Company may issue options to purchase its Common Stock to its employees and directors provided that the maximum number of shares of Common Stock issuable upon exercise of such options together with the maximum number of shares of Common Stock issuable upon exercise of all Option Securities outstanding on the Closing Date (other than Eight-Dollar Option Securities) shall not exceed 800,621 (as adjusted appropriately adjusted for any stock splits or reverse stock splits occurring after the Closing Date).

     (i) Antitakeover Statutes. The Company shall take all action necessary to avoid the application of any "fair price," "moratorium," "control share acquisition," "business combination," "shareholder protection" or similar antitakeover statute to the transactions contemplated by this Agreement or any other Warrant Document (including the issuance of the Warrant Securities).

     (j) Governmental Approvals. The Company will, and will cooperate with the Holders to, secure all necessary consents, approvals, authorizations and exemptions from all governmental authorities in connection with the exercise or conversion of the Warrants and the issuance of shares of Common Stock upon exercise or conversion of the Warrants.

     (k) Cash Distributions and Dividends. The Company shall not pay a dividend or make a distribution to the holders of its Stock of any securities (other than Stock) or property (including cash and securities of other companies) of the Company, or any rights, options or warrants to purchase securities (other than Stock) or property (including securities of other companies) of the Company.

     SECTION 7. Warrant Certificates. The Warrant Certificates to be delivered pursuant to this Agreement shall be in registered form only as provided in Section 9 and in the form set forth as ExhibitA.

     SECTION 8. Execution of Warrant Certificates. Warrant Certificates shall be signed on behalf of the Company by the duly authorized officers of the Company under its corporate seal. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the duly authorized officers of the Company and may be printed or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been a duly authorized officer of the Company, notwithstanding the fact that at the time the Warrant Certificates shall be delivered or disposed of such person shall have ceased to hold such office. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been disposed of by the Company, such Warrant Certificates nevertheless may be delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate although at the date of the execution of this Agreement such person was not such officer.

     SECTION 9. Registration. The Company shall number and register the Warrant Certificates in a register as they are issued. The Company may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes and shall not be affected by any notice to the contrary.

     SECTION  10.     Registration  of  Transfers  and  Exchanges.

    (a) The Company shall from time to time register the transfer of any outstanding Warrant Certificates in a Warrant register to be maintained by the Company upon surrender of such Warrant Certificates accompanied by a written instrument or instruments of transfer in form reasonably satisfactory to the Company, duly executed by the Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney; provided, however, that prior to effecting such transfer, the transferee shall agree (in a form reasonably satisfactory to the Company) to be bound by the terms of this Agreement. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be canceled and disposed of by the Company. Until the Warrant Certificate is transferred on the Warrant register of the Company, the Company may treat the Holder as shown in the Warrant register as the absolute owner of the Warrant Certificate for all purposes, and notwithstanding any notice to the contrary. The Company agrees that it will make the Warrant register available for inspection by the Holders during normal business hours at its office and that the Holders may rely on the Warrant register for purposes of complying with the preceding sentence.

     (b) The Warrants shall be transferable in whole or in part and, in the event that a Warrant Certificate is transferred in respect of fewer than all the Warrants evidenced by the Warrant Certificate, a new Warrant Certificate evidencing the remaining Warrant or Warrants will be issued and delivered pursuant to the provisions of this Section 10 and of Section 8.

     (c) If any transfer of Warrants or Warrant Shares is not made pursuant to an effective registration statement under the Securities Act, the Holder will, if reasonably requested by the Company, deliver to the Company an opinion of counsel, which may be counsel to the Holder but which must be reasonably satisfactory to the Company, reasonably satisfactory in form, scope and substance to the Company, that such Warrants or Warrant Shares may be sold without registration under the Securities Act, as well:

     (i) as an investment covenant reasonably satisfactory to the Company signed by the proposed transferee (except that no such covenant will be required in connection with a transfer effected in accordance with Rule 144A under the Securities Act); and

     (ii) an agreement by such transferee to the impression of the restrictive legends set forth below on the Warrant Certificate or on the certificate evidencing such Warrant Shares.

     (d) The Holders agree that each Warrant Certificate and each certificate representing Warrant Shares will bear the following legend (the "Securities Legend"):

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SAID SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION, OR AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL TO THE HOLDER REASONABLY ACCEPTABLE TO THE COMPANY) AS TO AN EXEMPTION, FROM THE REGISTRATION PROVISIONS OF SAID ACT OR LAWS."

     (e) Notwithstanding the foregoing provisions of this Section 10, the restrictions upon the transferability of the Warrant Securities and the Securities Legend requirement set forth in this Section 10 shall terminate as to any of the Warrant Securities (i) when and so long as such Warrant Security shall have been effectively registered under the Securities Act and disposed of pursuant thereto or (ii) when the Company shall have received an opinion of counsel reasonably satisfactory to it that such Securities Legend is not required in order to ensure compliance with the Securities Act. Whenever the restrictions imposed by this Section 10 shall terminate as to any Warrant Securities, the Holder thereof shall be entitled to receive from the Company, a new Warrant Certificate or certificate for Warrant Shares bearing the following legend in place of the Securities Legend set forth above:

"THE RESTRICTIONS ON TRANSFERABILITY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE TERMINATED ON ______________, 20__, AND ARE OF NO FURTHER FORCE AND EFFECT."

     (f) The Holders further agree that each Warrant Certificate and each certificate representing Warrant Shares will bear the following legend:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A WARRANT PURCHASE AGREEMENT, DATED AS OF JANUARY 17, 2003, BETWEEN CREATIVE HOST SERVICES, INC. (THE "COMPANY") AND ING CAPITAL LLC (THE "PURCHASER"), AND A REGISTRATION RIGHTS AGREEMENT, DATED AS OF JANUARY 17, 2003, BETWEEN THE COMPANY AND THE PURCHASER, COPIES OF EACH OF WHICH ARE ON FILE AT THE MAIN OFFICE OF THE COMPANY. ANY SALE OR TRANSFER OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS OF THOSE AGREEMENTS AND ANY SALE OR TRANSFER OF SUCH SECURITIES IN VIOLATION OF SAID AGREEMENTS SHALL BE INVALID."

     (g) Warrant Certificates may be exchanged at the option of the Holder(s) thereof when surrendered to the Company at its office for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants, including, without limitation, upon an adjustment in the Exercise Price or in the number of Warrant Shares purchasable upon exercise of the Warrants. Warrant Certificates surrendered for exchange shall be canceled and disposed of by the Company.

     SECTION  11.     Exercise  of  Warrants;  Conversion  of  Warrants.

     (a) Subject to the terms of this Agreement, each Holder shall have the right, which may be exercised at any time or from time to time prior to January 17, 2012, to receive from the Company the number of fully paid and nonassessable Warrant Shares which such Holder may at the time be entitled to receive on exercise or any part of the Warrants and payment of the appropriate Exercise Price then in effect for such Warrant Shares. A Warrant may be exercised upon surrender to the Company at its office designated for such purpose (the address of which is set forth in Section 20) of the certificate or certificates evidencing the Warrants to be exercised with the form of election to purchase attached thereto properly completed and signed, upon payment to the Company of the appropriate Exercise Price for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made in cash or by check payable to the order of the Company. Upon such surrender of Warrant Certificates and payment of the appropriate Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch (and in any event within ten (10) Business Days of such surrender and payment) to or upon the written order of the Holder, and in the name of the Holder or the Holder's nominee, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants together with such other property (including cash) and securities as may then be deliverable upon such exercise, including cash for fractional Warrant Shares as provided in
Section 17. Such certificate or certificates shall be deemed to have been issued and the Person so named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrant Certificates and payment of the Exercise Price.

     (b) Subject to the terms of this Agreement, each Holder shall have the right (the "Conversion Right"), which may be exercised at any time or from time to time prior to January 17, 2012, to convert the Warrants, in whole or in part, into the number of fully paid and nonassessable Warrant Shares calculated pursuant to the following formula:

           X   =   Y  (A-B)
                   --------
                       A

   where:    X     =     the number of Warrant Shares to be issued to the
                         Holders upon conversion;

             Y     =     the number of Warrant Shares for which the Conversion
                         Right is being exercised;

             A     =     the Fair Market Value per Share as of the date of
                         exercise of such Conversion Right; and

             B     =     the Exercise Price with respect to such Warrants.

     (c) A Warrant may be converted upon surrender to the Company at its office designated for such purpose (the address of which is set forth in Section
20) of the certificate or certificates evidencing the Warrants to be converted with the form of election to convert attached thereto properly completed and signed. Upon such surrender of Warrant Certificates, the Company shall issue and cause to be delivered with all reasonable dispatch (and in any event within ten (10) Business Days of such surrender) to or upon the written order of the Holder, and in the name of the Holder or the Holder's nominee, a certificate or certificates for the number of full Warrant Shares issuable upon the conversion of such Warrants together with such other property (including cash) and securities as may then be deliverable upon such conversion, including cash for fractional Warrant Shares as provided in Section 16. Such certificate or certificates shall be deemed to have been issued and the Person so named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrant Certificates.

     (d) The Warrants shall be exercisable and convertible, at the election of the Holders thereof, either in full or from time to time in part, and in the event that a Warrant Certificate is exercised or converted in respect of fewer than all of the Warrant Shares issuable pursuant to such Warrant Certificate at any time prior to the date of expiration of the Warrants, a new Warrant Certificate evidencing the remaining Warrant or Warrants will be issued and delivered pursuant to the provisions of this Section 11 and of Section 8. All Warrant Certificates surrendered upon exercise or conversion of Warrants shall be canceled and disposed of by the Company. The Company shall keep copies of this Agreement and any notices received hereunder available for inspection during normal business hours at its office. The Company will furnish, at its expense, copies of this Agreement and all such notices, upon request, to any Holder of any Warrant Certificates.

     SECTION 12. Payment of Taxes. The Company will pay all stamp and transfer taxes in connection with the issuance, sale and delivery of the Warrants hereunder, as well as all such taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants and payment of the appropriate Exercise Price or upon conversion of the Warrants. The Company will not, however, be required to pay any tax or other similar charges imposed in connection with any transfer of any Warrant Securities. Nothing herein shall be construed as requiring the Company to pay any taxes imposed in respect of income realized by any Holder upon the purchase, transfer or exercise of Warrants.

     SECTION 13. Mutilated or Missing Warrant Certificates. Upon receipt by the Company of evidence reasonably satisfactory to the Company (which shall include an affidavit of the Holder) that any Warrant Certificate shall have been mutilated, lost, stolen or destroyed and, in the case of loss, theft or destruction, a customary indemnity agreement from the Holder of such Warrant Certificate, the Company shall issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equal number of Warrants.

     SECTION 14. Reservation of Warrant Shares. The Company will at all times that any Warrant is exercisable reserve and keep available, free from preemptive or similar rights, out of the aggregate of its authorized but unissued capital stock or its authorized and issued capital stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise or conversion of Warrants, the maximum number of shares of each class of capital stock constituting a part of the Warrant Shares which may then be deliverable upon the exercise or conversion of all outstanding Warrants. The Company shall cause all shares of Common Stock issuable upon exercise or conversion of the Warrants to be (x) listed (or to be listed subject to notice of issuance) on each securities exchange on which shares of Common Stock are listed, or (y) admitted for trading in any inter-dealer quotation system on which shares of Common Stock are traded. The Company or, if appointed, the transfer agent for shares of each class of capital stock of the Company (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise or conversion of the Warrants will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase or conversion represented by the Warrants. The Company will furnish such Transfer Agent a copy of all notices of adjustments, and certificates related thereto, transmitted to each Holder pursuant to Section 8. Before taking any action which would cause an adjustment pursuant to Section 15 to the maximum number of Warrant Shares deliverable upon the exercise of all outstanding Warrants the then authorized number of shares of Common Stock, the Company shall cause to be authorized additional shares of Common Stock such that such maximum number of shares of Common Stock deliverable upon exercise of all outstanding Warrants does not exceed the number of shares of Common Stock authorized pursuant to the Organic Documents of the Company. Before taking any action which would cause an adjustment pursuant to Section 15 to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

     SECTION 15. Adjustment of Exercise Price and Number of Warrant Shares Issuable. The Exercise Price and the number of Warrant Shares issuable or issued upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of any of the events enumerated in this Section 15.

     (a) Adjustment for Change in Capital Stock of the Company. If the Company (i) subdivides its outstanding shares of any class of Common Stock into a greater number of shares, (ii) combines its outstanding shares of any class of Common stock into a smaller number of shares, (iii) makes a distribution on any class of its Common Stock in shares of its Stock other than Common Stock, or
(iv) issues by reclassification of any class of its Common Stock any shares of its Stock, then the Exercise Price in effect immediately prior to such action shall be proportionately adjusted so that the Holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which it would have owned immediately following such action if such Warrant had been exercised immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If after an adjustment a Holder of a Warrant upon exercise of such Warrant may receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company shall determine in the good faith exercise of its reasonable business judgment the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the exercise privilege and the Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those in this Section 15.

     (b) Adjustment for Common Stock Issues. If the Company issues shares of Common Stock for a consideration per share less than the Fair Market Value per Share on the date the Company fixes the offering price of such additional shares, the Exercise Price shall be adjusted in accordance with the following formula:
                         P
                         -
     E'  =  E  x  (O  +  M)
                   -------
                     A

where:     E'  =     the adjusted Exercise Price;

           E  =      the then current Exercise Price;

           O  =      the number of shares of Common Stock outstanding
                     immediately prior to the issuance of such additional shares;

           P  =      the aggregate consideration received for the issuance of
                     such additional shares;

           M  =      the Fair Market Value per Share on the date the Company
                     fixes the offering price of such additional shares; and

           A  =      the number of shares of Common Stock outstanding
                     immediately after the issuance of such additional shares.

The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. This Section 15(b) does not apply to (i) the transactions described in Section 15(a) or (ii) any transaction for which an adjustment has been made pursuant to the provisions of
Section  15(c)  or  Section 15(d), or (iii) the issuance of any Excluded Shares.

     (c) Adjustment for Convertible Securities Issues. If the Company issues any evidences of indebtedness, shares of stock or other securities which, with or without payment of additional consideration in cash or property, are convertible into or exchangeable for shares of Common Stock, whether or not the right to convert or exchange there-under is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence of some other event, or both ("Convertible Securities"), for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such Convert-ible Securities less than the Fair Market Value per Share on the date of issuance of such Convertible Securities, the Exercise Price shall be adjusted in accordance with the following formula:

                        P
                        -
     E'  =  E  x  O  +  M
                  -------
                  O  +  D

where:    E'  =  the adjusted Exercise Price;

          E  =   the then current Exercise Price;

          O  =   the number of shares of Common Stock outstanding immediately prior to the issuance of such Convertible Securities;

          P  =   the aggregate consideration received for the issuance of such
                 Convertible Securities; and

          M  =   the Fair Market Value per Share on the date of issuance of such Convertible Securities; and

          D  =   the maximum number of shares of Common Stock deliverable upon exercise, conversion or in exchange of such Convertible
                 Securities at the lowest price at which the Convertible
                 Securities can be converted into or exchanged for Common
                 Stock, regardless of whether such lowest price is the initial price or is conditioned upon the passage of time, the occurrence or non-occurrence of some other event, or both.

The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. This Section 15(c) shall not apply to the issuance of any Convertible Securities for which an adjustment has been made pursuant to Section 15(d).

     (d) Adjustment for Right, Option and Warrant Issues. If the Company issues any rights, options or warrants to subscribe for or purchase or otherwise acquire Common Stock or Convertible Securities, whether or not the right to exercise such rights, options or warrants is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence of some other event, or both (the "Option Securities"), for a consideration per share of Common Stock initially deliverable upon exercise of such Option Securities (and in the case of Option Securities to acquire Convertible Securities, upon conversion or exchange of such Convertible Securities) less than the Fair Market Value per Share on the date of issuance of such Option Securities, the Exercise Price shall be adjusted in accordance with the following formula:

                   P
                   -
E'  =  E  x  O  +  M
             -------
             O  +  D

where:   E'  =  the adjusted Exercise Price;

         E  =   the then current Exercise Price;

         O  =   the number of shares of Common Stock outstanding immediately prior to the issuance of such Option Securities;

         P  =   the aggregate consideration received for the issuance of
                such Option Securities;

         M  =   the Fair Market Value per Share on the date of issuance of such Option Securities; and

         D  =   the maximum number of shares of Common Stock deliverable
                upon exercise, conversion or in exchange of such Option
                Securities at the lowest price at which the Option
                Securities may be exercised to purchase or otherwise acquire Common Stock, regardless of whether the lowest price is the initial price or is conditioned upon the passage of time, the occurrence or non-occurrence of some other event, or both.

The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

     (e) Consideration Received. For purposes of any computation respecting consideration received pursuant to any subsection of this Section 15, the following shall apply:

     (i) In the case of the issuance of shares of Common Stock for cash, the consideration received shall be the amount of cash receivable by the Company therefor, without deduction therefrom of any reasonable expenses incurred by the Company in connection therewith or any reasonable underwriters' discounts, fees and commissions paid or allowed by the Company in connection therewith.

     (ii) In the case of the issuance of shares of Common Stock for a consideration consisting in whole or in part of other than cash, the consideration other than cash shall, subject to the following provision of this paragraph (ii), be deemed to be the fair market value thereof as determined by the Board of Directors of the Company in the good faith exercise of its business judgment, without deduction therefrom of any reasonable expenses incurred by the Company in connection therewith. In any circumstances in which the fair market value of any such consideration is to be determined pursuant to this paragraph
(ii), the Company shall give to the Holders written notice of the proposed fair market value, as determined in good faith by the Board of Directors of the Company. If the Company and the Required Holders agree upon the fair market value then the fair market value for purposes of this paragraph (ii) shall be as so agreed. If the Required Holders and the Company do not agree upon such fair market value, then the Required Holders and the Company shall appoint a recognized investment banking firm of national reputation, reasonably acceptable to the Required Holders and the Company. If the Company and the Required
Holders cannot agree on the appointment of a mutually acceptable investment banking firm, or if the firm so appointed declines or fails to serve, then the Required Holders and the Company shall each choose one such investment banking firm and the respective firms so chosen shall appoint another recognized investment banking firm of national reputation. The investment banking firm so selected shall appraise the fair market value for the purposes of this paragraph
(ii), and such investment banking firm shall make such appraisal (which shall be in the form of a written report signed by such investment banking firm) and, for the purposes of determining the fair market value pursuant to this paragraph
(ii), such appraised fair market value determined as herein provided shall be final and conclusive on the Company and the Holders. If the appraised value of the Company as determined by such investment banking firm is equal to or less than that determined by the Board of Directors of the Company in accordance with this paragraph (ii), then all fees and expenses of such investment banking firm shall be paid by the Holders requesting such appraisal. If the appraised value of the Company as determined by such investment banking firm is greater than that determined by the Board of Directors in accordance with this paragraph
(ii), then all fees and expenses of such investment banking firm shall be paid by the Company.

     (iii) In the case of the issuance of Convertible Securities or Option Securities, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such Convertible Securities or Option Securities, as the case may be, plus the additional minimum consideration, if any, to be received by the Company upon the conversion, exchange or exercise thereof (the consideration in each case to be determined in the same manner as provided in clauses (i) and (ii) of this subsection (e)).

     (f) Reorganization of the Company. In the event of any capital reorganization, recapitalization or reclassification of the capital stock of the Company, or consolidation, merger or amalgamation of the Company with another entity, any acquisition of capital stock of the Company by means of a share exchange, or the sale, lease, transfer, conveyance or other disposition of all or substantially all of its assets to another entity, then, as a condition of such reorganization, recapitalization, reclassification, consolidation, merger, amalgamation, share exchange or sale, lease, transfer, conveyance or other disposition, lawful and adequate provision shall be made whereby the Holders of the Warrant Certificates shall thereafter have the right to purchase and receive, on the basis and upon the terms and conditions specified in this Agreement and in lieu of the Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented by the Warrants, such shares of stock, securities, cash or property as may be issued or payable with respect to or in exchange for the number of Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented by the Warrant Certificates. If such consolidation, merger, amalgamation, share exchange, sale, lease, transfer, conveyance or other disposition is with any Person or group of Persons (within the meaning of Section 13(d) or 14(d) of the Exchange Act) who shall have made a purchase, tender or exchange offer which was accepted by the holders of not less than twenty percent (20%) of the outstanding shares of Common Stock of the Company, the Holders of the Warrants shall have been given a reasonable opportunity (and, in no event, less than 30 days) to elect to receive, either (x) the stock, securities, cash or property it would have received pursuant to the immediately preceding sentence or (y) the stock, securities, cash or property issued or paid (or to be issued or paid) to holders of the Common Stock in accordance with such offer. In any such case appropriate provision shall be made with respect to the rights and interests of the Holders of the Warrants to the end that the provisions of this Agreement (including, without limitation, provisions for adjustment of the Exercise Price and of the number and type of securities purchasable upon the exercise of the Warrants) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities, cash or property thereafter deliverable upon the exercise of the Warrants. The Company shall not effect any such consolidation, merger, amalgamation, share exchange or sale, lease, transfer, conveyance or other disposition unless prior to or simultaneously with the consummation thereof the successor entity (if other than the Company) resulting from such consolidation, merger or amalgamation, share exchange or the entity purchasing or otherwise acquiring such assets or shares
(i) shall assume by a supplemental Warrant Agreement, satisfactory in form, scope and substance to the Required Holders (which shall be mailed or delivered to the Holders of the Warrants at the last address of such Holders appearing on the books of the Company) the obligation to deliver to such Holders such shares of stock, securities, cash or property as, in accordance with the foregoing provisions, such Holders may be entitled to purchase (the "Substitute Securities") and (ii) shall assume all of the obligations of the Company set forth in this Agreement and the Registration Rights Agreement. Following such assumption such obligations shall apply to the Substitute Securities rather than to the Warrant Shares. If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an Affiliate of the formed, surviving, transferee or lessee entity, such issuer shall join the supplemental Warrant Agreement. The foregoing provisions of this paragraph shall similarly apply to successive reorganizations, recapitalizations, reclassifications, consolidations, mergers, amalgamations, share exchanges, sales, leases, transfers, conveyances or other dispositions.

     (g) Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to this Section 15, each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of Warrant Shares (calculated to the nearest hundredth) obtained from the following formula:

     N'=  N  x  E
                -
               E'

where:     N' =  the adjusted number of Warrant Shares issuable upon exercise of a Warrant by payment of the adjusted Exercise Price;

           N = the number of Warrant Shares previously issuable upon exercise of a Warrant by payment of the Exercise Price prior to adjustment;

           E'  =  the adjusted Exercise Price; and

           E  =   the Exercise Price prior to adjustment.

     (h)     Special  Adjustment  in  Respect of Exercise of Eight-Dollar Option
Securities. In the event that after the Closing Date any Eight-Dollar Option Securities are exercised or converted, immediately prior to the conversion or exercise of any or all of the Warrants pursuant to Section 11, the number of Warrant Shares issuable upon exercise of such Warrants shall be recalculated, and the number of Warrant Shares that have been issued shall be adjusted from time to time, in accordance with the following formula, after taking into account any other adjustments required under this Section 15:

     N'=  N  x  FDS'
                ----
                FDS

where:     N'  =  the number of shares of Common Stock issuable upon exercise of such Warrants immediately following such adjustment;

           N  =   the number of shares of Common Stock issuable upon exercise of such Warrants immediately prior to such adjustment;

         FDS  =   the number of Fully  Diluted Shares prior to such exercise or conversion of Eight-Dollar Options; and

        FDS'  =   the number of Fully Diluted Shares immediately after such
                  exercise or conversion of Eight-Dollar Options.

     SECTION  16.      Determination  of  Fair  Market  Value  per  Share.

     (a) In any circumstance in which the Fair Market Value per Share is required to be determined in this Agreement, not later than ten (10) days following the date as of which such determination is required (and in any event prior to issuing any shares of Common Stock, any Convertible Securities or any Option Securities), the Company shall cause the Board of Directors of the Company to determine in good faith the Fair Market Value per Share. Within five
(5) Business Days of such determination by the Board of Directors of the Company (but in no event later than thirty (30) days prior to issuance of Common Stock, Convertible Securities or Option Securities), the Company shall give the Holders written notice of the proposed Fair Market Value per Share. If the Company and such Holders agree upon the Fair Market Value per Share, then the Fair Market Value per Share shall be as so agreed. If the Company and the Required Holders do not agree upon such Fair Market Value per Share, then the Fair Market Value per Share shall be determined as provided in Section 16(b).

     (b) If the Required Holders and the Company do not agree upon such Fair Market Value per Share, then the Required Holders and the Company shall appoint a recognized investment banking firm of national reputation, reasonably acceptable to the Required Holders and the Company. If the Company and the Required Holders cannot agree on the appointment of a mutually acceptable investment banking firm, then the Required Holders and the Company shall each choose one such investment banking firm and the respective firms so chosen shall appoint another recognized investment banking firm of national reputation. The investment banking firm so selected shall appraise the value of the Company (which shall be in the form of a written report signed by such investment banking firm), and such appraised value of the Company determined as herein provided shall be final and conclusive and binding on the Company and the Holders. All fees and expenses of such investment banking firm shall be paid by the Company.

     SECTION 17. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of the Warrant Shares would, except for the provisions of this Section 17, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the Fair Market Value per Share on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

     SECTION 18. Notice to Warrant Holders. Upon any adjustment of the Exercise Price or number or type of securities purchasable upon exercise of the Warrants pursuant to Section 15, the Company shall promptly thereafter (i) upon the request of the Required Holders, cause to be filed with the Company a certificate of the chief financial officer of the Company setting forth the Exercise Price and the number and type of securities or other property constituting Warrant Shares after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and, in the case of an adjustment pursuant to Section 15(f), setting forth the number and type of securities or other property constituting Warrant Shares (or portion thereof) issuable, after such adjustment in the Exercise Price or number of Warrant Shares purchasable upon exercise of the Warrants, upon exercise of a Warrant and payment of the adjusted Exercise Price, and (ii) cause to be given to each of the Holders of the Warrant Certificates written notice of such adjustments, together with a copy of such certificate. Where appropriate, such notice may be given in advance and included as a part of the notice required to be given under the other provisions of this
Section  18.  In  the  event:

     (a) the Company shall authorize the issuance to holders (although not necessarily to all such holders) of shares of Stock or rights, options or warrants to subscribe for or purchase or otherwise acquire shares of Stock or of any other securities or property (including securities of any other issuer) or of any other subscription rights, options or warrants; or

     (b) the Company shall authorize the payment of any dividend or distribution to holders of shares of Stock of cash, Stock or other securities or property (including securities of any other issuer) of the Company; or

     (c) of any capital reorganization, reclassification or recapitalization of the Stock of the Company, or any amalgamation, consolidation or merger to which the Company is a party, or any acquisition of Stock of the Company through a share exchange, or of the sale, lease, conveyance, transfer or other disposition of the properties and assets of the Company substantially as an entirety, or a purchase, tender or exchange offer for shares of Common Stock or other securities constituting part of the Warrant Shares (whether by the Company or some other party); or

     (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

     (e) the Company proposes to take any action which would require an adjustment of the Exercise Price or number of Warrant Shares purchasable upon exercise of the Warrants pursuant to Section 15; then the Company shall cause to be given to each of the Holders, at least 20 days prior to the applicable record date hereinafter specified (or promptly in the case of events for which there is no record date), a written notice stating (as applicable) (i) the date as of which the holders of record of shares of Stock entitled to receive any such rights, options, warrants or dividends or distribution are to be determined,
(ii) the date on which any such reclassification, recapitalization or reorganization, consolidation, merger, amalgamation, share exchange, sale, lease, conveyance, transfer, disposition, dissolution, liquidation or winding up is expected to become effective or be consummated, or (iii) the initial expiration date set forth in any purchase, tender or exchange offer for shares of Stock, and the date as of which it is expected that holders of record of shares of Stock or other securities constituting a part of the Warrant Shares (or securities into which the Warrant Shares may be converted) shall be entitled to exchange such shares or securities for securities or other property, if any, deliverable upon such reclassification, recapitalization, reorganization, consolidation, merger, amalgamation, share exchange, sale, lease, conveyance, transfer, disposition, dissolution, liquidation or winding up. Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the Holders the right to vote or to consent as stockholders in respect of the meetings of stockholders or the election of members of the Board of Directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

     SECTION  19.      Tag-Along  Rights;  Limitation  on  Put  Rights.

     (a) If at any time the Company shall determine to enter into any transaction or series of transactions that would result in a Change of Control
(a "Change of Control Transaction") (any third party proposing to enter into such transaction or transactions being hereinafter referred to as a "Prospective Purchaser"), the Company and any Prospective Purchaser shall first give written notice (the "Offer Notice") to all of the Holders, specifying the name and address of the Prospective Purchaser and the number of shares, if any, of Stock proposed to be issued, sold, transferred or otherwise disposed of and setting forth in reasonable detail the price, structure and other terms and conditions of the Change of Control Transaction. The Offer Notice shall represent the offer (the "Offer") from the Prospective Purchaser to each of the Holders of the right to sell to the Prospective Purchaser as a condition to the consummation of the proposed transaction described in the Offer Notice, all Warrant Securities then owned by each Holder to the Prospective Purchaser and, at the option of the Holders, on the same terms and conditions (including price and form of consideration) as are being offered by the Prospective Purchaser to the Company or at the Fair Market Value per Share, determined as of the date of the Offer Notice, minus the Exercise Price (if any). Each Holder shall have thirty (30) days from the date of receipt of the Offer Notice to give written notice of its intention to accept or reject the Offer. Failure to respond within such thirty-day period shall be deemed notice of rejection. In the event that any Holder gives written notice to the Company and the Prospective Purchaser of its intention to accept such Offer, then such written notice, taken in conjunction with the Offer Notice, shall constitute a valid and legally binding agreement, and each of the Holders so giving such written notice shall be entitled to sell to the Prospective Purchaser, contemporaneously with the consummation of the Change of Control Transaction, all of the Warrant Securities at the price specified therefor by such Holder in accordance with this Section 19(a). In the event that all of the Holders reject or are deemed to have rejected the offer represented by the Offer Notice, the Company shall be free to proceed to consummate such Change of Control Transaction on the terms and conditions set forth in the Offer Notice, provided that such sale is not otherwise prohibited by any agreement between the Company and the Purchaser. In the event the Company fails to complete the proposed sale, transfer or other disposition within ninety (90) days after the Holder or Holders rejected or were deemed to have rejected the Offer, such transaction or transactions shall again be subject to the provisions of this Section 19(a). The provisions of this Section 19(a) shall apply until the termination of this Agreement pursuant to Section 24 to any Person who acquires in any manner any Warrant Securities from any Holder.

     (b) The Company covenants and agrees that, neither the Company nor any of its Subsidiaries shall, directly or indirectly, grant to any Person or agree to or otherwise become obligated in respect of any rights to require the Company or any of its Subsidiaries to purchase securities of the Company upon the demand of any Person. The Company represents and warrants that neither it nor any of its Subsidiaries has previously entered into any agreement granting any such rights to any Person.

     SECTION 20. Notices. All notices, consents, approvals, agreements and other communications provided hereunder shall be in writing or by telecopy and shall be sufficiently given to the Purchaser, the Holders and the Company if addressed or delivered to them at the following addresses:

If  to  the  Purchaser:     ING  Capital
                            135  East  57th  Street
                            New  York,  New  York  10022
                            Attention:  Chief  Credit  Officer
                            Telecopier  No.:  (212)  750-8935

with  copies  to:           ING  Capital  LLC
                            Acquisition  Finance  Group
                            333  South  Grand  Avenue,  Suite  4200
                            Los  Angeles,  California  90071
                            Attention:  Steven  G.  Fleenor
                            Telecopier  No.:  (213)  346-3991

and  a  copy  to:           King  &  Spalding
                            191  Peachtree  Street
                            Atlanta,  Georgia  30303-1763
                            Attention:  Hector  E.  Llorens,  Jr.,  Esq.
                            Telecopier  No.:  (404)  572-5100

     If  to  any  other     At  its  last  known  address  appearing
     Holder:                on the books of the Company maintained for such
                            purpose

If  to  the  Company:       Creative  Host  Services,  Inc.
                            16955  Via  Del  Campo,  Suite  110
                            San  Diego,  California  92127
                            Attention:  Sayed  Ali
                            Telecopier  No.:  (858)  675-7720

or at such other address as any party may designate to any other party by written notice. All such notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered,
(ii) when received, if deposited in the mail, postage prepaid, (iii) when transmission is verified, if telecopied, and (iv) on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

     SECTION 21. Costs and Expenses. The Company agrees to pay all reasonable out-of-pocket expenses of the Purchaser (including reasonable fees and expenses of counsel retained by the Purchaser from time to time) in connection with (i) the negotiation, preparation, execution, and delivery of this Agreement and each other Warrant Document, whether or not the transactions contemplated hereby are consummated, and (ii) at the request of the Purchaser, the consideration of legal questions relevant hereto and thereto. The Company also agrees to reimburse the Purchaser and each Holder upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and expenses) incurred by the Purchaser or such Holder in enforcing the obligations of the Company under this Agreement or any other Warrant Document or in connection with any amendment, waiver, consent, supplement or other modification to this Agreement or any Warrant Document.

     SECTION 22. Indemnification. In consideration of the transactions contemplated by this Agreement and the other Warrant Documents, the Company hereby agrees to indemnify, exonerate and hold the Purchaser and each Holder, each of their respective successors and assigns, each of the respective officers, directors, employees, attorneys and agents of the Purchaser and each Holder and each of their respective successors and assigns (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities, damages and expenses (irrespective of whether such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them or asserted or awarded against the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

     (i) any transaction contemplated by this Agreement or any other Warrant Document;

     (ii) the making of any claim by any investment banking firm, broker or third party that it is entitled to compensation from any Indemnified Party in connection with this Agreement;

     (iii) any claim, investigation, litigation, or proceeding made or commenced by a third party related to this Agreement or any other Warrant Documents, whether or not the Indemnified Party or any other Indemnified Party is party thereto;

     (iv) the breach by the Company of any representation or warranty set forth in this Agreement or in any other Warrant Document; or

     (v) the failure of the Company to comply with all terms, conditions, and covenants set forth in this Agreement or in any other Warrant Document.

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's negligence or willful misconduct as determined by a final and nonappealable decision of a court of competent jurisdiction. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The foregoing indemnity shall become effective immediately upon the execution and delivery hereof and shall remain operative and in full force and effect notwithstanding the consummation of the transactions contemplated hereunder, the issuance or exercise of the Warrants hereunder, the termination of this Agreement pursuant to Section 24, the invalidity or unenforceability of any term or provision of this Agreement or any other Warrant Document, or any investigation made by or on behalf of any Holder or the Purchaser.

     SECTION 23. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Holders shall bind and inure to the benefit of their respective successors and assigns, including those by operation of law, merger, consolidation or as otherwise provided in Section 15(f).

     SECTION 24. Termination. Except as otherwise provided herein, this Agreement shall terminate when (a) all Warrants have expired unexercised in accordance with their terms, and (b) all obligations of the Company (or any successor to either of them) shall have been satisfied in full and all contingencies in respect thereof shall no longer exist.

     SECTION 25. Governing Law. THIS AGREEMENT AND THE WARRANTS SHALL BE GOVERNED BY THOSE PROVISIONS OF THE CORPORATE CODE OF THE JURISDICTION IN WHICH THE COMPANY IS INCORPORATED AND ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE OF THE JURISDICTION IN WHICH THE COMPANY IS INCORPORATED WHICH ARE NECESSARILY APPLICABLE TO SECURITIES ISSUED BY A CORPORATION INCORPORATED IN SUCH JURISDICTION AND OTHERWISE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF SAID STATE.

     SECTION 26. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company and the Holders any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company and the Holders.

     SECTION 27. Counterparts. This Agreement may be executed in any number of counterparts and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

     SECTION 28. Amendments; Waiver. No provision of this Agreement may be amended or waived except by an instrument in writing signed by the party sought to be bound; provided, however, that any amendment requested or waiver sought from the Holders of any provision of this Agreement which affects Holders generally may be given by the Required Holders and any waiver so given shall be binding on all Holders; provided further, that the provisions of Section 11 with respect to the type of securities for which the Warrants are exercisable may not be changed without the consent of each Holder affected thereby. No failure or delay by any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall a waiver of a particular right or remedy on one occasion be deemed a waiver of any other right or remedy or a waiver of the same right or remedy on any subsequent occasion.

     SECTION 29. Waiver of Jury Trial. THE PURCHASER, EACH HOLDER AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ON THE WARRANTS OR ON ANY OF THE OTHER WARRANT DOCUMENTS, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, THE WARRANTS OR ANY OF THE OTHER WARRANT DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PURCHASER, ANY HOLDER OR THE COMPANY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PURCHASER'S ENTERING INTO THIS AGREEMENT.

     SECTION 30. Jurisdiction. The Company hereby agrees that any legal action or proceeding against it with respect to this Agreement, the Warrants or any of the other Warrant Documents may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York as any Holder may elect, and, by execution and delivery hereof, it consents for itself and in respect of its property, generally and unconditionally, to and accepts the jurisdiction of the aforesaid courts and agrees that such jurisdiction shall be exclusive, unless waived by the Required Holders in writing, with respect to any action or proceeding brought by it against such Holders. The Company hereby irrevocably designates, appoints and empowers CT Corporation System, whose present address is 111 Eighth Avenue, New York, New York 10011, as its authorized agent to receive, for and on its behalf and its property, service of process in the State of New York when and as such legal actions or proceedings may be brought in the courts of the State of New York or of the United States of America sitting in New York, and such service of process shall be deemed complete upon the date of delivery thereof to such agent whether or not such agent gives notice thereof to the Company, or upon the earliest of any other date permitted by applicable law. The Company shall furnish the consent of CT Corporation System so to act to the Agent on or prior to the Closing Date. It is understood that a copy of said process served on such agent will as soon as practicable be forwarded to the Company, at its address set forth below, but its failure to receive such copy shall not affect in any way the service of said process on said agent as the agent of the Company. The Company irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of the copies thereof by certified mail, return receipt requested, postage prepaid, to it at its address set forth herein, such service to become effective upon the earlier of (i) the date 10 calendar days after such mailing and (ii) any earlier date permitted by applicable law. The Company agrees that Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York shall apply to this Agreement and each of the other Warrant Documents and waives any right to stay or to dismiss any action or proceeding brought before said courts on the basis of forum non conveniens. Nothing herein shall affect the right of any Holder to bring proceedings against the Company in the courts of any other jurisdiction or to serve process in any other manner permitted by applicable law.

     SECTION 31. Specific Performance. The Company recognizes that the rights of the Holders under this Agreement and the other Warrant Documents are unique and, accordingly, the Holders shall, in addition to such other remedies as may be available to any of them at law or in equity, have the right to enforce their rights hereunder and thereunder by actions for injunctive relief and specific performance to the extent permitted by law. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement or any of the other Warrant Documents and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate. This Agreement is not intended to limit or abridge any rights of the Holders which may exist apart from this Agreement.

     SECTION 32. Confidentiality. The Holders shall hold all non-public, proprietary or confidential information (which has been identified as such by the Company) obtained pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature; provided, however, that each Holder may make disclosure of any such information to its examiners, Affiliates, outside auditors, counsel, consultants, appraisers and other professional advisors in connection with this Agreement or as reasonably required by any proposed transferee in connection with the contemplated transfer of any Warrant Securities (but only if the proposed transferee agrees to be bound by the terms of this Section 32) or as required or requested by an Governmental Authority or representative thereof or in connection with the enforcement hereof or of any other Warrant Document or pursuant to legal process. In no event shall any Holder be obligated or required to return any materials furnished to it by the Company.

     SECTION 33. Entire Agreement. The parties hereto agree that this Agreement, the Registration Rights Agreement and the Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between them as to such subject matter; and there are no restrictions, agreements, arrangements, oral or written, between any or all of the parties relating to the subject matter hereof which are not fully expressed or referred to herein or therein.

     SECTION 34. Severability. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution, statute, rule or public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision or provisions in question, invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute, rule or public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


CREATIVE  HOST  SERVICES,  INC.


By:  /S/ Sayed Ali
     -------------
     Name:   Sayed Ali
     Title:  President

ING  Capital  LLC


By:  /s/ Steven G. Fleenor
     ---------------------
    Steven  G.  Fleenor
    Managing  Director

                                    EXHIBIT A
                                    ---------


                           FORM OF WARRANT CERTIFICATE
                           ---------------------------


THE  SECURITIES  REPRESENTED  BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SAID SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION, OR AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL TO THE HOLDER) AS TO AN EXEMPTION, FROM THE REGISTRATION PROVISIONS OF SAID ACT OR LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A WARRANT PURCHASE AGREEMENT, DATED AS OF JANUARY 17, 2003, BETWEEN CREATIVE HOST SERVICES, INC. (THE "COMPANY") AND ING CAPTIAL LLC (THE "PURCHASER") AND A REGISTRATION RIGHTS AGREEMENT, DATED AS OF JANUARY 17, 2003, BETWEEN THE COMPANY AND THE PURCHASER, COPIES OF EACH OF WHICH ARE ON FILE AT THE MAIN OFFICE OF THE COMPANY. ANY SALE OR TRANSFER OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS OF THOSE AGREEMENTS AND ANY SALE OR TRANSFER OF SUCH SECURITIES IN VIOLATION OF SAID AGREEMENTS SHALL BE INVALID.

Certificate  No.  __     _______  Warrants

                               Warrant Certificate

                          CREATIVE HOST SERVICES, INC.

     This Warrant Certificate certifies that _________________________________, or registered assigns, is the registered holder of the number of Warrants (the "Warrants") set forth above to purchase shares of common stock, no par value per share (the "Common Stock"), of CREATIVE HOST SERVICES, INC., a California corporation (the "Company"). Each Warrant entitles the holder upon exercise to receive from the Company one fully paid and nonassessable share of Common Stock (a "Warrant Share") at the initial exercise price (the "Exercise Price") of $_____, payable in lawful money of the United States of America, upon surrender of this Warrant Certificate and payment of the Exercise Price, if applicable, at the office of the Company designated for such purpose, subject to the conditions set forth herein and in the Warrant Agreement referenced below. The Exercise
Price and number and type of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment before and after issue upon the occurrence of certain events, as set forth in the Warrant Agreement. Each Warrant also entitles the holder to convert such Warrant into the number of Warrant Shares determined in accordance with Section 11(b) of the Warrant Agreement.

     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants, and are issued or to be issued pursuant to a Warrant Purchase Agreement dated as of January 17, 2003 (the "Warrant Agreement"), duly executed and delivered by the Company and ING Capital LLC ("ING"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, obligations and duties hereunder of the Company and the holders of the Warrants (the words "holders" or "holder" meaning the registered holders or registered holder). A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

     The holder of Warrants evidenced by this Warrant Certificate may exercise such Warrants under and pursuant to the terms and conditions of the Warrant Agreement by surrendering this Warrant Certificate, with the form of election to purchase attached hereto (and by this reference made a part hereof) properly completed and executed, together with payment of the Exercise Price in cash at the office of the Company designated for such purpose. In the event that any exercise of Warrants evidenced hereby shall be for less than the total number of Warrants evidenced hereby, there shall be issued by the Company to the holder hereof or such holder's registered assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

     The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Warrant Shares issuable upon the exercise of each Warrant shall be adjusted. No fractional shares of Warrant Shares will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

     The holders of the Warrants are entitled to certain registration rights as set forth in a Registration Rights Agreement dated as of January 17, 2003, among the Company and ING (the "Registration Rights Agreement"). By acceptance of this Warrant Certificate, the holder hereof agrees that upon exercise of any or all of the Warrants evidenced hereby, such holder will be bound by the Registration Rights Agreement. A copy of the Registration Rights Agreement may be obtained by the holder hereof upon written request to the Company.

     Warrant Certificates, when surrendered at the office of the Company by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

     The Company may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing made hereon) for the purpose of any exercise hereof, of any distribution to the holder(s) hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its duly authorized officer and has caused its corporate seal to be affixed hereunto or imprinted hereon.


Dated:  January  17,  2003               CREATIVE  HOST  SERVICES,  INC.


     By:  ____________________________________
            Name:
       Title:

     [CORPORATE  SEAL]

                          FORM OF ELECTION TO PURCHASE

                    [To Be Executed Upon Exercise of Warrant]

The undersigned holder hereby represents that such holder is the registered holder of this Warrant Certificate, and hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive ____________ shares of Common Stock, no par value per share (the "Common Stock"), of CREATIVE HOST SERVICES, INC. (the "Company") and herewith tenders payment for such shares to the order of the Company in the amount of $___________ in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of the undersigned or such holder's nominee hereinafter set forth, and further that such certificate be delivered to the undersigned at the address hereinafter set forth or to such other person or entity as is hereinafter set forth. If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of the undersigned or such holder's nominee hereinafter set forth, and further that such Warrant Certificate be delivered to the undersigned at the address hereinafter set forth or to such other person or entity as is hereinafter set forth.

                    Certificate to be registered as follows:
                    ----------------------------------------

Name:     _______________________________________

Address:     _______________________________________
     _______________________________________
     _______________________________________

                     Certificate to be delivered as follows:
                     ---------------------------------------

Name:     _______________________________________

Address:     _______________________________________
     _______________________________________
     _______________________________________


Date:____________________

     _______________________________________
(Signature must conform in all respects to the name of the holder as specified on the face of the Warrant Certificate, unless Form of Assignment has been executed)

                           FORM OF ELECTION TO CONVERT

                   [To be Executed Upon Conversion of Warrant]

The undersigned holder hereby represents that such holder is the registered holder of this Warrant Certificate, and hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to convert the Warrants evidenced by this Warrant Certificate into ____________ shares of Common Stock, no par value per share (the "Common Stock"), of CREATIVE HOST SERVICES, INC(the "Company"). The undersigned requests that a certificate for such shares be registered in the name of the undersigned or such holder's nominee hereinafter set forth, and further that such certificate be delivered to the undersigned at the address hereinafter set forth or to such other person or entity as is hereinafter set forth. If said number of shares is less than all of the shares of Common Stock convertible hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of the undersigned or such holder's nominee hereinafter set forth, and further that such Warrant Certificate be delivered to the undersigned at the address hereinafter set forth or to such other person or entity as is hereinafter set forth.

                    Certificate to be registered as follows:
                    ----------------------------------------

Name:     _______________________________________

Address:     _______________________________________
     _______________________________________
     _______________________________________

                     Certificate to be delivered as follows:
                     ---------------------------------------

Name:     _______________________________________

Address:     _______________________________________
     _______________________________________
     _______________________________________


Date:____________________

     _______________________________________
(Signature must conform in all respects to the name of the holder as specified on the face of the Warrant Certificate, unless Form of Assignment has been executed)

                               FORM OF ASSIGNMENT

                    [To be executed upon Transfer of Warrant]


FOR VALUE RECEIVED, the undersigned registered holder of the enclosed Warrant Certificate hereby sells, assigns and transfers unto _______________________________________ the right represented by such Warrant
Certificate to purchase _____________ shares of Common Stock of CREATIVE HOST SERVICES, INC. to which such Warrant Certificate relates, and appoints _________________________________________________ Attorney to make such transfer on the books of CREATIVE HOST SERVICES, INC. maintained for such purpose, with full power of substitution in the premises.



Date:___________________

     _______________________________________
(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)



_____________________________________
(Street  Address)


_____________________________________
(City)           (State)         (Zip  Code)

                                    EXHIBIT B
                                    ---------

                         HOLDERS OF THE COMPANY'S STOCK
                         ------------------------------


NAME  AND  ADDRESS  OF                 AMOUNT  AND  NATURE           PERCENT OF
BENEFICIAL  OWNER(1)                OF  BENEFICIAL  OWNER(2)         CLASS  (3)
-------------------                ----------------------            ----------
John  Stewart  Jackson,  IV                2,803,898(4)                 34.4%
c/o  Jackson  Burglar  Alarm
100  East  20th  Avenue
Denver,  CO  80205-3102

OFFICERS  AND  DIRECTORS:
Sayed  Ali                                 1,045,000(5)                 12.9%
John  P.  Donohue                             90,000(6)                  1.1%
Booker  T.  Graves                            77,800(7)                  1.0%
Charles  B.  Radloff                          35,000(8)                  0.4%
Tasneem  Vakharia                             80,000(9)                  1.0%
Louis  Coccoli,  Jr.                          59,944(10)                 0.7%

ALL  OFFICERS  AND  DIRECTORS              1,387,744                    16.5%
  AS  A  GROUP  (6  PERSONS)